Exhibit 99.1

News

Contacts:
Media:
Sheryl Williams
610.738.6493
swilliam@cephalon.com

Investors:
Robert (Chip) Merritt
610.738.6376
cmerritt@cephalon.com

For immediate release

Cephalon Reports Strong Sales and Earnings for the First Quarter 2009

TREANDA and AMRIX Lead Sales Growth of 19 Percent over First Quarter 2008

Oncology Sales Climb 179 Percent to Reach 15 Percent of Total Sales

Success in Business Development and Research & Development Bolster Pipeline

NUVIGIL OSA Comorbid Major Depressive Disorder Study is Positive

Frazer, Pa. – May 5, 2008 – Cephalon, Inc. (Nasdaq: CEPH) today reported first quarter 2009 sales of $514.4 million, compared to sales of $433.9 million for the first quarter 2008 and the company’s sales guidance of $510 - $530 million.  Basic income per common share for the quarter was $0.85.  Excluding amortization expense and certain other items, basic adjusted income per common share for the quarter was $1.47, an increase of 31 percent over the comparable figure of $1.12 for the same period in 2008.  This exceeded the company’s earnings guidance range of $1.30 to $1.40.

Central nervous system (CNS) franchise sales were $269.6 million during the quarter, a 19 percent increase compared to the same period last year.  Pain franchise reported sales of $122.2 million, a 3 percent decrease versus first quarter 2008, with growing sales of AMRIX® (cyclobenzaprine hydrochloride extended-release capsules) largely offsetting the continued generic erosion of the company’s fentanyl-based products.  Oncology franchise sales were $76.6 million, a 179 percent increase over the same period last year due to the strong launch of TREANDA® (bendamustine hydrochloride) that began in April 2008.

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

During the quarter the company announced three transactions.  The first was an option agreement to acquire Ception Therapeutics and its lead product candidate reslizumab for the treatment of pediatric eosinophilic esophagitis and eosinophilic asthma in adults.  The second was the exercise of an option to license worldwide rights to ImmuPharma’s product, Lupuzor™, for the treatment of Systemic Lupus Erythematosus.  The third was the launch of a takeover offer for Australian biotechnology company Arana Therapeutics, and its pipeline of biologic compounds for inflammatory diseases and cancer.

The company also recently obtained statistically significant results from three clinical trials studying NUVIGIL® (armodafinil) Tablets [C-IV].  The Phase 4 study of NUVIGIL in obstructive sleep apnea (OSA) patients with comorbid depression was positive.  In addition the company previously announced positive results from a Phase 2 clinical trial of NUVIGIL as adjunctive therapy for treating major depressive disorder in adults with bipolar I disorder and its plan to advance to Phase 3 clinical trials for this indication.  The company also announced positive results from a Phase 3 clinical trial of NUVIGIL as a treatment of excessive sleepiness associated with jet lag disorder and its plan to file a supplemental new drug application with the FDA during the third quarter of 2009 for this indication.

“While the economy and various healthcare reform proposals create uncertainty for investors, we are taking steps to continue to build a world class biopharmaceutical company,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.  “In the short run, AMRIX and TREANDA will supply growth.  Longer term, we expect that our recent business development transactions will enable us to create a new franchise in inflammatory diseases and our clinical development work with NUVIGIL will allow it to reach new markets.”

The company is updating its guidance for 2009.  Total sales guidance remains $2.175-$2.225 billion. This includes CNS franchise sales of $1.16-$1.19 billion, pain franchise sales which were decreased to $530-$555 million, oncology franchise sales which were increased to $300-$320 million, and other product sales which were decreased to $150-$175 million. Full year R&D and SG&A guidance remains at $440-$460 million and $840-$860 million, respectively.  Adjusted net income guidance remains at $452-$459 million and basic adjusted income per common share guidance remains at $6.50-$6.60.

For the second quarter 2009, Cephalon is introducing sales guidance of $515-$535 million, adjusted net income guidance of $96.6-$103.5 million and basic adjusted income per common share guidance of $1.40-$1.50.

Basic adjusted income per common share guidance for both the second quarter 2009 and full-year 2009 is reconciled below and is subject to the assumptions set forth therein.

Cephalon’s management will discuss the company’s first quarter 2009 performance in a conference call with investors beginning at 5:00 p.m. U.S. EDT today.  To participate in the conference call, dial +1-913-312-1232 and refer to conference code number 9819274. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and

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clicking on “Investor Information,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of many unique products in four core therapeutic areas: central nervous system, inflammatory diseases, pain and oncology. A member of the Fortune 1000 and the S&P 500 Index, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

Cephalon has a growing presence in Europe, the Middle East and Africa.  The Cephalon European headquarters and pre-clinical development center are located in Maisons-Alfort, France, just outside of Paris.  Key business units are located in England, Ireland, France, Germany, Italy, Spain, the Netherlands for the Benelux countries, and Poland for Eastern and Central European countries.  Cephalon Europe markets more than 30 products in four areas: central nervous system, pain, primary care and oncology.

The company’s proprietary products in the United States include: AMRIX®, TREANDA® for Injection, FENTORA® (fentanyl buccal tablet) [C-II], PROVIGIL® (modafinil) Tablets [C-IV], TRISENOX® (arsenic trioxide) injection, GABITRIL® (tiagabine hydrochloride), NUVIGIL® and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling
1-800-896-5855.

# # #

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; creation of a new therapeutic focus on inflammatory diseases; interpretation of clinical results, including recent results of NUVIGIL clinical studies; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products, including the growth and acceptance of Amrix and Treanda in the market; sales, adjusted net income and basic adjusted income per common share guidance for the second quarter and full-year 2009 and SG&A and R&D guidance for the full-year 2009; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on

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Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Adjusted Net Income Guidance,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

# # #

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CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	As adjusted 2008*
REVENUES:
Sales	$514,366	$433,897
Other revenues	5,602	9,322
	519,968	443,219
COSTS AND EXPENSES:
Cost of sales	97,770	89,916
Research and development	103,024	81,435
Selling, general and administrative	200,590	198,988
Restructuring charges	1,637	3,911
Acquired in-process research and development	30,750	10,000
	433,771	384,250

INCOME FROM OPERATIONS	86,197	58,969

OTHER INCOME (EXPENSE):
Interest income	704	6,601
Interest expense	(16,604)	(22,278)
Other income, net	6,539	5,319
	(9,361)	(10,358)

INCOME BEFORE INCOME TAXES	76,836	48,611

INCOME TAX EXPENSE	33,054	18,169

NET INCOME	43,782	30,442

NET LOSS ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	14,801	—

NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$58,583	$30,442

BASIC INCOME PER COMMON SHARE	$0.85	$0.45

DILUTED INCOME PER COMMON SHARE	$0.75	$0.41

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING ATTRIBUTABLE TO CEPHALON, INC.	68,792	67,665

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION ATTRIBUTABLE TO CEPHALON, INC.	77,993	74,286

* As adjusted for FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements.”

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(Unaudited)

	Three Months Ended
	March 31,
	2009		2008

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$58,583		$30,442

Cost of sales adjustments	25,708	(1)	27,888	(1)
Research and development adjustments	1,296	(2)	7,754	(2)
Selling, general and administrative adjustments	870	(3)	2,955	(3)
Restructuring charges	1,637	(4)	3,911	(4)
Acquired in-process research and development	30,750	(5)	10,000	(5)
Other income (expense)	(6,919	)(6)	—	(6)
Interest expense	10,535	(7)	17,034	(7)
Income taxes	(21,376	)(8)	(24,390	)(8)
	42,501		45,152

ADJUSTED NET INCOME	$101,084		$75,594

BASIC ADJUSTED INCOME PER COMMON SHARE	$1.47		$1.12

DILUTED ADJUSTED INCOME PER COMMON SHARE	$1.30		$1.02

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	68,792		67,665

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	77,993		74,286

Notes to Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(1)	To exclude the on-going amortization of acquired intangible assets ($21.2M in 2009; $26.2M in 2008) and accelerated depreciation related to restructuring ($4.5M in 2009; $1.7M in 2008).

(2)

To exclude accelerated depreciation related to restructuring ($0.3M in 2009), charges related to payment for research and development collaboration ($1.0M in 2009; $6.0M in 2008), as well as other charges ($1.8M in 2008) related to severance.

(3)	To exclude charges related to the acquisition of Arana Therapeutics Limited stock in 2009 and employee severance costs in 2008.

(4)	To exclude costs related to CIMA restructuring.

(5)

To exclude charges related to the acquisition of worldwide license rights related to LUPUZORTM from ImmuPharma ($30.0M) and license rights for bendamustine hydrochloride in China and Hong Kong ($0.8M) in 2009 and the license of Acusphere HDDS technology for use in oncology therapeutics in 2008.

(6)	To exclude gains on currency forward contracts and options used to manage foreign exchange rate risk related to the Arana takeover offer and Arana dividend income.

(7)

To exclude interest expense associated with the implementation of APB 14-1 ($10.5M in 2009 and $13.3M in 2008) and accrued interest related to the agreement in principle reached with U.S. Attorney’s Office in Philadelphia ($3.8M in 2008).

(8)

To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in tax assets and liabilities ($19.5M in 2008) and the applicable tax impact related to the implementation of APB 14-1 ($4.9M in 2008).

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended						%
	March 31,						Increase
	2009			2008			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$238,429	$14,933	$253,362	$198,469	$14,766	$213,235	20%	1%	19%
GABITRIL	14,749	1,505	16,254	11,131	2,293	13,424	33	(34)	21
CNS	253,178	16,438	269,616	209,600	17,059	226,659	21	(4)	19

ACTIQ	26,417	11,747	38,164	37,517	12,203	49,720	(30)	(4)	(23)
Generic OTFC	24,112	—	24,112	27,318	—	27,318	(12)	—	(12)
FENTORA	33,290	423	33,713	38,933	—	38,933	(14)	—	(13)
AMRIX	26,237	—	26,237	9,768	—	9,768	169	—	169
Pain	110,056	12,170	122,226	113,536	12,203	125,739	(3)	(0)	(3)

TREANDA	50,197	—	50,197	—	—	—	—	—	—
Other Oncology	5,326	21,032	26,358	5,188	22,270	27,458	3	(6)	(4)
Oncology	55,523	21,032	76,555	5,188	22,270	27,458	970	(6)	179

Other	11,155	34,814	45,969	13,527	40,514	54,041	(18)	(14)	(15)

	$429,912	$84,454	$514,366	$341,851	$92,046	$433,897	26%	(8)%	19%

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

		As adjusted
	March 31	December 31,
	2009	2008*
CURRENT ASSETS:
Cash and cash equivalents	$614,576	$524,459
Receivables, net	351,098	409,580
Inventory, net	121,337	117,297
Deferred tax assets, net	220,033	224,066
Other current assets	69,398	54,120
Total current assets	1,376,442	1,329,522

INVESTMENTS	60,677	8,081
PROPERTY AND EQUIPMENT, net	458,647	467,449
GOODWILL	559,954	445,332
INTANGIBLE ASSETS, net	970,305	607,332
DEFERRED TAX ASSETS, net	334	46,074
OTHER ASSETS	151,807	179,152
	$3,578,166	$3,082,942

CURRENT LIABILITIES:
Current portion of long-term debt, net	$794,230	$781,618
Accounts payable	95,169	87,079
Accrued expenses	329,857	304,415
Total current liabilities	1,219,256	1,173,112

LONG-TERM DEBT	5,466	3,692
DEFERRED TAX LIABILITIES, net	165,384	77,932
OTHER LIABILITIES	159,877	163,123
Total liabilities	1,549,983	1,417,859

REDEEMABLE EQUITY	238,404	248,403

EQUITY:
Cephalon Stockholders’ Equity
Common stock, $0.01 par value	718	717
Additional paid-in capital	2,121,773	2,095,324
Treasury stock, at cost	(201,734)	(201,705)
Accumulated deficit	(462,703)	(521,286)
Accumulated other comprehensive income	39,610	43,630
Total Cephalon stockholders’ equity	1,497,664	1,416,680
Noncontrolling Interest	292,115	—
Total equity	1,789,779	1,416,680
	$3,578,166	$3,082,942

* As adjusted for FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements.”

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
		As adjusted
	2009	2008*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$43,782	$30,442
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense (benefit)	(9,036)	1,266
Depreciation and amortization	41,952	41,577
Stock-based compensation expense	11,560	10,950
Loss on disposals of property and equipment	109	252
Amortization of debt discount and debt issuance costs	10,558	13,344
Gain on foreign exchange contracts	(13,084)	—
Changes in operating assets and liabilities:
Receivables	55,668	(11,126)
Inventory	(7,697)	(9,567)
Other assets	9,683	(7,961)
Accounts payable, accrued expenses and deferred revenues	27,458	(18,572)
Other liabilities	1,756	13,639
Net cash provided by operating activities	172,709	64,244

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(14,958)	(18,295)
Acquisition of intangible assets	—	(25,046)
Cash balance from consolidation of variable interest entity	52,563	—
Investment in Ception	(75,000)	—
Purchases of investments	(9,082)	—
Proceeds from foreign exchange contract	7,732	—
Sales and maturities of available-for-sale investments	—	7,596
Purchases of available-for-sale investments	(41,390)	—
Net cash used for investing activities	(80,135)	(35,745)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	4,540	5,277
Windfall tax benefits from stock-based compensation	351	234
Acquisition of treasury stock	(29)	(24)
Payments on and retirements of long-term debt	(3,283)	(1,029)
Net cash provided by financing activities	1,579	4,458

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(4,036)	4,220

NET INCREASE IN CASH AND CASH EQUIVALENTS	90,117	37,177

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	524,459	818,669

CASH AND CASH EQUIVALENTS, END OF PERIOD	$614,576	$855,846

* As adjusted for FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements.”

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Three Months Ended			Twelve Months Ended
	June 30, 2009			December 31, 2009

Projected GAAP basic income per common share	$1.02	—	$1.12	$4.81	—	$4.91

Amortization of current intangibles	$0.31	—	$0.31	$1.22	—	$1.22
Accelerated depreciation adjustment- CIMA	$0.02	—	$0.02	$0.09	—	$0.09
Accelerated depreciation adjustment- Mitry-Mory	$0.06	—	$0.06	$0.21	—	$0.21
Research and development adjustments	$—	—	$—	$0.01	—	$0.01
Selling, general and administrative adjustments	$—	—	$—	$0.01	—	$0.01
Restructuring adjustments	$0.02	—	$0.02	$0.07	—	$0.07
Acquired in-process research and development adjustments	$—	—	$—	$0.44	—	$0.44
Other income (expense) adjustments	$—	—	$—	$(0.10)	—	$(0.10)
Interest expense adjustment	$0.16	—	$0.16	$0.62	—	$0.62

Tax effect of pre-tax adjustments at the applicable tax rates	$(0.19)	—	$(0.19)	$(0.88)	—	$(0.88)

Basic adjusted income per common share guidance	$1.40	—	$1.50	$6.50	—	$6.60

The company’s guidance is being issued based on certain assumptions including:

• Adjusted effective tax rate of approximately 34.0 percent in 2009; and

• Weighted average number of common shares outstanding of 69.0 and 69.5 million shares for the three months ended June 30, 2009 and the twelve months ended December 31, 2009, respectively.